                                                                      EXHIBIT 11
                                                                      ----------

                       THE LIMITED, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS

                      (Thousands except per share amounts)

                                                                            Quarter Ended
                                                                  ---------------------------------
                                                                      July 31,         August 1,
                                                                       1999              1998
                                                                  ---------------   ---------------
Net income                                                                $52,365        $1,684,338
Less:  impact of IBI dilutive options and restricted
       shares on consolidated income*                                      (1,339)             (480)
                                                                  ---------------   ---------------

Adjusted net income                                                       $51,026        $1,683,858
                                                                  ===============   ===============

Weighted average common shares outstanding:
     Common shares issued                                                 379,454           379,454
     Dilutive effect of stock options and restricted shares                 9,197             6,947
     Treasury shares                                                     (158,425)         (143,322)
                                                                  ---------------   ---------------

     Diluted shares                                                       230,226           243,079
                                                                  ===============   ===============

Net income per diluted share                                                $0.22             $6.93
                                                                  ===============   ===============

                                                                        Twenty-six weeks Ended
                                                                  ---------------------------------
                                                                       July 31,         August 1,
                                                                        1999              1998
                                                                  ---------------   ---------------
Net income                                                                $85,911        $1,763,807
Less:  impact of IBI dilutive options and restricted
       shares on consolidated income*                                      (1,783)             (760)
                                                                  ---------------   ---------------

Adjusted net income                                                       $84,128        $1,763,047
                                                                  ===============    ==============

Weighted average common shares outstanding:
     Common shares issued                                                 379,454           379,454
     Dilutive effect of stock options and restricted shares                 8,506             6,236
     Treasury shares                                                     (155,073)         (124,469)
                                                                  ---------------   ---------------

     Diluted shares                                                       232,887           261,221
                                                                  ===============    ==============

Net income per diluted share                                                $0.36             $6.75
                                                                  ===============    ==============


*Represents the impact of dilutive options and restricted shares at Intimate Brands as a reduction to income.